OCEAN POWER TECHNOLOGIES, INC. PRICES $ 15,000,000 PUBLIC OFFERING

MONROE TOWNSHIP, NEW JERSEY, APRIL 4, 2019 — OCEAN POWER TECHNOLOGIES, INC. (NASDAQ: OPTT) (“OPT” OR THE “COMPANY”), today announced the pricing of an underwritten public offering with gross proceeds of approximately $15,000,000, before deducting underwriting discounts, commissions and other offering expenses. The offering consists of: (i) 4,285,680 shares of our Common Stock together with a number of Common Warrants to purchase 4,285,680 shares of our Common Stock, and/or (ii) Pre-Funded Warrants, with each Pre-Funded Warrant exercisable for one share of Common Stock, together with a number of Common Warrants to purchase 4,285,680 shares of our Common Stock. The Common Stock will have a purchase price of $3.50 per share. The Common Warrants will have an exercise price of $3.85, will be exercisable upon issuance and will expire five years from the date of issuance. The Pre-Funded Warrants will have a purchase price of $3.49 per share, and the remaining exercise price of each Pre-Funded Warrant will equal $0.01 per share. Ocean Power Technologies, Inc. has granted the underwriter a 45-day option to purchase up to an additional 642,852 shares of Common Stock and/or 642,852 Common Warrants to cover over-allotments if any. The offering is expected to close on April 8, 2019, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

A registration statement on Form S-1 (No. 333-230199) relating to these securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on April 4, 2019 and is available on the SEC’s website located at http://www.sec.gov. This offering is being made only by means of a prospectus. Electronic copies of the prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that Ocean Power Technologies, Inc. has filed with the SEC that are incorporated by reference in such prospectus, which provides more information about Ocean Power Technologies, Inc. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ocean Power Technologies, Inc.

Headquartered in Monroe Township, New Jersey, OPT is a leader in ocean wave energy conversion. OPT’s proprietary PowerBuoy® technology is based on a scalable and modular design. OPT specializes in cost-effective and environmentally sound ocean wave based power generation and management technology.

Cautionary Statement Regarding Forward Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the prospectus and the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700